                                                                   EXHIBIT 12.01

                  RESORTS INTERNATIONAL, INC. AND SUBSIDIARIES
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                           (IN THOUSANDS OF DOLLARS)

                                                                    FOR THE YEAR ENDED DECEMBER 31,
                                          ------------------------------------------------------------------------------------
                                                     1988                                   1990
                                          --------------------------              ------------------------
                                            THROUGH         FROM                   THROUGH        FROM
                                          NOVEMBER 14   NOVEMBER 15      1989     AUGUST 31   SEPTEMBER 1     1991      1992
                                          ------------  ------------  ----------  ----------  ------------  --------  --------
Earnings available for fixed charges:
  Loss before income taxes and
   extraordinary item...................  $  (370,678 ) $   (17,752 ) $ (306,589) $ (171,594) $   (13,531 ) $(42,402) $(54,802)
  Interest and amortization of debt
   discount and expense.................       68,294        17,102      121,579         434       14,057     63,262    78,425
  Portion (one-third) of rental
   charges..............................        1,427           181        2,464       1,443          561      2,152     2,535
                                          ------------  ------------  ----------  ----------  ------------  --------  --------
    Earnings available for fixed
     charges............................  $  (300,957 ) $      (469 ) $ (182,546) $ (169,717) $     1,087   $ 23,012  $ 26,158
                                          ------------  ------------  ----------  ----------  ------------  --------  --------
                                          ------------  ------------  ----------  ----------  ------------  --------  --------
Fixed charges:
  Interest and amortization of debt
   discount and expense.................  $    68,294   $    17,102   $  121,579  $      434  $    14,057   $ 63,262  $ 78,425
  Capitalized interest..................       12,867            79           99
  Portion (one-third) of rental
   charges..............................        1,427           181        2,464       1,443          561      2,152     2,535
                                          ------------  ------------  ----------  ----------  ------------  --------  --------
    Total fixed charges.................  $    82,588   $    17,362   $  124,142  $    1,877  $    14,618   $ 65,414  $ 80,960
                                          ------------  ------------  ----------  ----------  ------------  --------  --------
                                          ------------  ------------  ----------  ----------  ------------  --------  --------
Ratio of earnings to fixed charges
 (a)....................................      --            --            --          --          --           --        --
                                          ------------  ------------  ----------  ----------  ------------  --------  --------
                                          ------------  ------------  ----------  ----------  ------------  --------  --------


                                            FOR THE THREE
                                            QUARTERS ENDED
                                            SEPTEMBER 30,
                                          ------------------
                                            1992      1993
                                          --------  --------
Earnings available for fixed charges:
  Loss before income taxes and
   extraordinary item...................  $(37,223) $(57,370)
  Interest and amortization of debt
   discount and expense.................    57,304    75,656
  Portion (one-third) of rental
   charges..............................     1,902     1,870
                                          --------  --------
    Earnings available for fixed
     charges............................  $ 21,983  $ 20,156
                                          --------  --------
                                          --------  --------
Fixed charges:
  Interest and amortization of debt
   discount and expense.................  $ 57,304  $ 75,656
  Capitalized interest..................
  Portion (one-third) of rental
   charges..............................     1,902     1,870
                                          --------  --------
    Total fixed charges.................  $ 59,206  $ 77,526
                                          --------  --------
                                          --------  --------
Ratio of earnings to fixed charges
 (a)....................................     --        --
                                          --------  --------
                                          --------  --------

- -------------------
(a) Earnings were insufficient to cover fixed charges by $383,545,000 for the period through November 14, 1988; $17,831,000 for the period from November 15, 1988; $306,688,000 for the year 1989; $171,594,000 for the period through August 31, 1990; $13,531,000 for the period from September 1, 1990; $42,402,000 for the year 1991; $54,802,000 for the year 1992;
      $37,223,000 for the three quarters ended September 30, 1992; and $57,370,000 for the three quarters ended September 30, 1993.


    As explained in  Note A to  Selected Historical Financial  Data for RII  and
Note 2 of Notes to Consolidated Financial Statements for RII, changes in control, management and accounting basis occurred on November 14, 1988 and August 31, 1990.